Exhibit 1.01

THOR INDUSTRIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2025

This is the Conflict Minerals1 Report (the “Report”) of THOR Industries, Inc. (“THOR”, the “Company”, “we”, “us”, or “our”) for the reporting period January 1, 2025 to December 31, 2025 pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Act”).

COMPANY AND PRODUCT OVERVIEW

THOR, through its operating subsidiaries, manufactures a wide variety of recreational vehicles and component parts in the United States and Europe and sells those vehicles and components, as well as related parts and accessories, primarily to independent, non-franchise dealers throughout the United States, Canada, and Europe.

For calendar year 2025, our recreational vehicle operating subsidiaries included:

Airstream, Inc.	Heartland Recreational Vehicles, LLC
Jayco, Inc.	K. Z., Inc.
Keystone RV Company	Thor Motor Coach, Inc.
Tiffin Motor Homes, Inc.	Erwin Hymer Group SE

THOR is also the sole member of Postle Operating, LLC, a producer of extruded aluminum and specialized components for the recreational vehicle and other industries. THOR is also the sole shareholder of Airxcel, Inc. Airxcel manufactures a comprehensive line of high-quality RV products which are sold directly to original equipment manufacturers as well as to consumers via aftermarket sales through dealers and retailers. Airxcel’s brands include Aqua-Hot, CAN, Coleman-Mach, DICOR Products, United Shade, Velarium, InVision, Vixen Composites, Maxxair, MCD, Cleer Vision Windows, and Elkhart Composites. For purposes of this Report, any reference to products manufactured by or supplied to THOR include those products manufactured by and supplied to THOR’s operating subsidiaries.

The majority of THOR’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products. Postle Operating, LLC’s offerings include aluminum extrusions, powder coating and painting services, and specialized component fabrication and utilize products that may include, but are not limited to, aluminum, paint, steel, and other similar products. Airxcel provides industry-leading products in recreational vehicle heating, cooling, ventilation, cooking, window covering, side wall, window, awning, appliances, and roofing materials.

In accordance with the Rule, THOR undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the Democratic Republic of the Congo (the “DRC”) or an adjoining country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related supplements.

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which added Section 13(p) to the Act (15 U.S.C. § 78m(p)), as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Conflict Minerals”).

We also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in THOR’s supply chain. THOR, as a purchaser of component parts, is many steps removed from the smelters and refiners that process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals and does not engage in business in the DRC or adjoining countries or purchase Conflict Minerals directly in those countries. As a result, THOR relies on its suppliers to provide origin information on Conflict Minerals contained in components or materials supplied to the Company. Similarly, our direct suppliers may be downstream purchasers and rely on their suppliers for such information.

The statements below are based on the due diligence activities performed to date and in good faith by THOR and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter and refiner data, errors or omissions by suppliers or smelters and refiners, evolving definition and confirmation of smelters and refiners, incomplete information from industry or other third-party sources, continuing guidance regarding the Rule and Form SD, and other issues.

REASONABLE COUNTRY OF ORIGIN INQUIRY

THOR conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether Conflict Minerals supplied to our Company originated in the DRC or an adjoining country or were from recycled or scrap sources, in accordance with Form SD and related guidance provided by the Securities and Exchange Commission (“SEC”). However, our ability to determine the origin and chain of custody of Conflict Minerals is limited. While certain of our suppliers were able to identify the countries of origin of the tin, tantalum, tungsten, and/or gold (“3TG”) included in the products that they sell to our subsidiaries, our due diligence efforts did not result in sufficient information to conclusively determine all of the countries of origin of the minerals in our products or to conclusively list relevant countries of origin. Based on our due diligence process and the information received, Annex I contains the list of the smelters and refiners of 3TG present in and necessary to the functionality of products (or components thereof) manufactured by THOR’s relevant subsidiaries in the year ended December 31, 2025 who were identified in the reports submitted by our suppliers.

THOR’s efforts include:

•

Collecting supplier contact information and products lists from each of its subsidiaries and inputting such information into a third-party service provider’s platform (“Platform”) once contact information was obtained from relevant suppliers.

•	Sending requests for information to suppliers, who were asked to register with the service provider.

•	Sending follow up requests to suppliers, that did not respond by the specified due date, to register with the service provider.

[2]	OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing,

https://www.oecd-ilibrary.org/governance/oecd-due-diligence-guidance-for-responsible-supply-chains-of-minerals-from -conflict-affected-and-high-risk-areas_9789264252479-en.

DUE DILIGENCE MEASURES PERFORMED BY THOR

THOR designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Step 1: Establish Strong Company Management Systems

•

THOR established a Conflict Minerals Team in 2013 to support its Conflict Minerals compliance and Conflict Minerals Policy and educated internal team members about Conflict Minerals disclosure requirements. The Conflict Minerals Team consists of personnel from legal, finance (including purchasing), and information technology with the decision-making authority to manage the data collection, review, and reporting processes. The Conflict Minerals Team meets at least annually to review compliance status, strategy, performance metrics and other matters related to our Conflict Minerals program and reports to senior management annually. THOR has posted its Corporate Conflict Minerals Policy on our website at www.thorindustries.com.

•

THOR provided its Conflict Minerals Policy, educational materials and the disclosure requirements to our suppliers, as well as recommendations for developing, implementing, and documenting a Conflict Minerals compliance program.

•	THOR requires our suppliers to comply with our various policies and ethical matters including our Conflict Minerals Policy.

•	THOR engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process.

•	THOR maintains records relating to its Conflict Minerals program in accordance with the recommended record retention guidelines of five (5) years.

Step 2: Identify and Assess Risks in the Supply Chain

THOR engaged in a good-faith RCOI as described above to determine whether the necessary Conflict Minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. With respect to the suppliers that indicated that their products contained Conflict Minerals that originated in the DRC or an adjoining country, THOR verified that the smelters and refiners identified by those suppliers are certified as conflict-free by the Conflict Free Smelter Program established by the Responsible Minerals Initiative (“RMI”). With respect to other suppliers, the Company is continuing the process of comparing the identified smelters and refiners with the RMI’s list of conflict-free smelters and refiners, beginning with the suppliers whose products the Company determined are most likely to contain Conflict Minerals.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of the risk mitigation process, the Platform compares the smelters/processors collected from vendors to the conflict-free smelter lists published by the RMI.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

THOR is a downstream manufacturer and is many steps removed from smelters and refiners who process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals. THOR supports the audits of smelters and refiners, but does not perform or direct audits of smelters and refiners within its supply chain and relies on its third-party service provider to verify the conflict-free status of smelters and refiners that source from the DRC or adjoining countries.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report has been filed with the SEC and is publicly available on our website, http://ir.thorindustries.com. THOR’s Conflict Minerals Policy is also available to the public on our website, http://ir.thorindustries.com (in the “Governance Documents” section).

DUE DILIGENCE RESULTS

Through requesting our suppliers to complete the Conflict Minerals Reporting Template, we determined that seeking information about Conflict Minerals used by smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. Most of our supplier responses were provided at a company level. Many suppliers did not provide verifiable smelter or processing information or responded at a company-wide level which did not allow us to conclude that the Conflict Minerals were processed by any one particular facility. Based on the information provided by our suppliers, we could not identify how many of these smelters produced materials specifically used in our products. Therefore, it is possible that none of the materials from these smelters actually entered our supply chain.

STEPS TO IMPROVE DUE DILIGENCE

We continue to communicate our expectations and information requirements to our vendors. We also continue to monitor changes in circumstances that may impact relevant facts or our determinations. Over time, the amount of information available globally on the traceability and sourcing of covered ores has increased and improved our knowledge and we anticipate this will continue in the future. We continue to make inquiries of our vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a vendor that needs improvement in its due diligence process, we intend generally to continue the trade relationship while that vendor improves its compliance program. We expect our vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to the measures described above, the Company has and will continue to undertake to review and enhance the reporting process as necessary to improve suppliers’ ability to accurately respond. We will continue to seek to improve our own internal supplier identification to improve proficiency in the inquiry and reporting process. The Company has taken steps to ensure Conflict Minerals compliance is a part of the standard terms required in all supply arrangements.

Annex I

Smelter/Refiner Name	Metal	Country
AngloGold Ashanti Corrego do Sitio Mineracao	Gold	Brazil
Aida Chemical Industries Co., Ltd.	Gold	Japan
Agosi AG	Gold	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Uzbekistan
Argor-Heraeus S.A.	Gold	Switzerland
Asahi Pretec Corp.	Gold	Japan
Asaka Riken Co., Ltd.	Gold	Japan
Aurubis AG	Gold	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Philippines
Boliden Ronnskar	Gold	Sweden
C. Hafner GmbH + Co. KG	Gold	Germany
CCR Refinery - Glencore Canada Corporation	Gold	Canada
Chimet S.p.A.	Gold	Italy
Chugai Mining	Gold	Japan
DSC (Do Sung Corporation)	Gold	Korea, Republic Of
Dowa	Gold	Japan
Eco-System Recycling Co., Ltd. East Plant	Gold	Japan
LT Metal Ltd.	Gold	Korea, Republic Of
Heimerle + Meule GmbH	Gold	Germany
Heraeus Metals Hong Kong Ltd.	Gold	China
Heraeus Germany GmbH Co. KG	Gold	Germany
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	China
Ishifuku Metal Industry Co., Ltd.	Gold	Japan
Istanbul Gold Refinery	Gold	Turkey
Japan Mint	Gold	Japan
Jiangxi Copper Co., Ltd.	Gold	China
Asahi Refining USA Inc.	Gold	United States Of America
Asahi Refining Canada Ltd.	Gold	Canada
JX Nippon Mining & Metals Co., Ltd.	Gold	Japan
Kazzinc	Gold	Kazakhstan
Kennecott Utah Copper LLC	Gold	United States Of America
Kojima Chemicals Co., Ltd.	Gold	Japan
LS MnM Inc.	Gold	Korea, Republic Of
Materion	Gold	United States Of America
Matsuda Sangyo Co., Ltd.	Gold	Japan
Metalor Technologies (Suzhou) Ltd.	Gold	China
Metalor Technologies (Hong Kong) Ltd.	Gold	China
Metalor Technologies (Singapore) Pte., Ltd.	Gold	Singapore
Metalor Technologies S.A.	Gold	Switzerland

Metalor USA Refining Corporation	Gold	United States Of America
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	Mexico
Mitsubishi Materials Corporation	Gold	Japan
Mitsui Mining and Smelting Co., Ltd.	Gold	Japan
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	Turkey
Navoi Mining and Metallurgical Combinat	Gold	Uzbekistan
Nihon Material Co., Ltd.	Gold	Japan
Ohura Precious Metal Industry Co., Ltd.	Gold	Japan
MKS PAMP SA	Gold	Switzerland
PT Aneka Tambang (Persero) Tbk	Gold	Indonesia
PX Precinox S.A.	Gold	Switzerland
Rand Refinery (Pty) Ltd.	Gold	South Africa
Royal Canadian Mint	Gold	Canada
SEMPSA Joyeria Plateria S.A.	Gold	Spain
Sichuan Tianze Precious Metals Co., Ltd.	Gold	China
Solar Applied Materials Technology Corp.	Gold	Taiwan, Province Of China
Sumitomo Metal Mining Co., Ltd.	Gold	Japan
Tanaka Kikinzoku Kogyo K.K.	Gold	Japan
Tokuriki Honten Co., Ltd.	Gold	Japan
Umicore S.A. Business Unit Precious Metals Refining	Gold	Belgium
United Precious Metal Refining, Inc.	Gold	United States Of America
Valcambi S.A.	Gold	Switzerland
Western Australian Mint (T/a The Perth Mint)	Gold	Australia
Yamakin Co., Ltd.	Gold	Japan
Yokohama Metal Co., Ltd.	Gold	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	China
SAFINA A.S.	Gold	Czechia
MMTC-PAMP India Pvt., Ltd.	Gold	India
KGHM Polska Miedz Spolka Akcyjna	Gold	Poland
T.C.A S.p.A	Gold	Italy
REMONDIS PMR B.V.	Gold	Netherlands
Korea Zinc Co., Ltd.	Gold	Korea, Republic Of
TOO Tau-Ken-Altyn	Gold	Kazakhstan
Abington Reldan Metals, LLC	Gold	United States Of America
Italpreziosi	Gold	Italy
WIELAND Edelmetalle GmbH	Gold	Germany
SungEel HiMetal Co., Ltd.	Gold	Korea, Republic Of
Planta Recuperadora de Metales SpA	Gold	Chile
NH Recytech Company	Gold	Korea, Republic Of
Eco-System Recycling Co., Ltd. North Plant	Gold	Japan
Eco-System Recycling Co., Ltd. West Plant	Gold	Japan
Metal Concentrators SA (Pty) Ltd.	Gold	South Africa
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	China

Shandong Gold Smelting Co., Ltd.	Gold	China
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	China
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Austria
Advanced Chemical Company	Gold	United States Of America
Bangalore Refinery	Gold	India
Gold by Gold Colombia	Gold	Colombia
Coimpa Industrial LTDA	Gold	Brazil
GG Refinery Ltd.	Gold	Tanzania, United Republic Of
Impala Platinum - Platinum Metals Refinery (PMR)	Gold	South Africa
Elite Industech Co., Ltd.	Gold	Taiwan, Province Of China
F&X Electro-Materials Ltd.	Tantalum	China
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	China
Jiujiang Tanbre Co., Ltd.	Tantalum	China
AMG Brasil	Tantalum	Brazil
Metallurgical Products India Pvt., Ltd.	Tantalum	India
Mineracao Taboca S.A.	Tantalum	Brazil
Mitsui Mining and Smelting Co., Ltd.	Tantalum	Japan
NPM Silmet AS	Tantalum	Estonia
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	China
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	China
Taki Chemical Co., Ltd.	Tantalum	Japan
Telex Metals	Tantalum	United States Of America
Ulba Metallurgical Plant JSC	Tantalum	Kazakhstan
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	China
D Block Metals, LLC	Tantalum	United States Of America
FIR Metals & Resource Ltd.	Tantalum	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	China
KEMET de Mexico	Tantalum	Mexico
TANIOBIS Co., Ltd.	Tantalum	Thailand
TANIOBIS GmbH	Tantalum	Germany
Materion Newton Inc.	Tantalum	United States Of America
TANIOBIS Japan Co., Ltd.	Tantalum	Japan
TANIOBIS Smelting GmbH & Co. KG	Tantalum	Germany
Global Advanced Metals Boyertown	Tantalum	United States Of America
Global Advanced Metals Aizu	Tantalum	Japan
Resind Industria e Comercio Ltda.	Tantalum	Brazil
Jiangxi Tuohong New Raw Material	Tantalum	China
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	China
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	China
PowerX Ltd.	Tantalum	Rwanda
China Tin Group Co., Ltd.	Tin	China

Metallic Resources, Inc.	Tin	United States Of America
Mineracao Taboca S.A.	Tin	Brazil
Minsur	Tin	Peru
PT Timah Tbk Mentok	Tin	Indonesia
Thaisarco	Tin	Thailand
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	China
Alpha Assembly Solutions Inc	Tin	United States Of America
Dowa	Tin	Japan
EM Vinto	Tin	Bolivia (Plurinational State Of)
Estanho de Rondonia S.A.	Tin	Brazil
Fenix Metals	Tin	Poland
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	China
Mitsubishi Materials Corporation	Tin	Japan
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Thailand
Operaciones Metalurgicas S.A.	Tin	Bolivia (Plurinational State Of)
PT Mitra Stania Prima	Tin	Indonesia
PT Prima Timah Utama	Tin	Indonesia
PT Timah Tbk Kundur	Tin	Indonesia
Rui Da Hung	Tin	Taiwan, Province Of China
White Solder Metalurgia e Mineracao Ltda.	Tin	Brazil
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	China
Magnu’s Minerais Metais e Ligas Ltda.	Tin	Brazil
PT ATD Makmur Mandiri Jaya	Tin	Indonesia
O.M. Manufacturing Philippines, Inc.	Tin	Philippines
PT Cipta Persada Mulia	Tin	Indonesia
Resind Industria e Comercio Ltda.	Tin	Brazil
Aurubis Beerse	Tin	Belgium
Aurubis Berango	Tin	Spain
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	China
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	China
Tin Technology & Refining	Tin	United States Of America
Luna Smelter, Ltd.	Tin	Rwanda
PT Mitra Sukses Globalindo	Tin	Indonesia
CRM Synergies	Tin	Spain
PT Putera Sarana Shakti (PT PSS)	Tin	Indonesia
CV Ayi Jaya	Tin	Indonesia
PT Rajehan Ariq	Tin	Indonesia
Fabrica Auricchio Industria e Comercio Ltda.	Tin	Brazil
PT Premium Tin Indonesia	Tin	Indonesia
Super Ligas	Tin	Brazil
PT Bangka Prima Tin	Tin	Indonesia
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	China
Mining Minerals Resources SARL	Tin	Congo, Democratic Republic Of The

Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	Japan
Malaysia Smelting Corporation Berhad (Port Klang)	Tin	Malaysia
Woodcross Smelting Company Limited	Tin	Uganda
Global Advanced Metals Greenbushes Pty Ltd.	Tin	Australia
Dongguan Best Alloys Co., Ltd.	Tin	China
P Kay Metal, Inc	Tin	United States Of America
A.L.M.T. Corp.	Tungsten	Japan
Kennametal Huntsville	Tungsten	United States Of America
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	China
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	China
Global Tungsten & Powders LLC	Tungsten	United States Of America
Japan New Metals Co., Ltd.	Tungsten	Japan
Kennametal Fallon	Tungsten	United States Of America
Wolfram Bergbau und Hutten AG	Tungsten	Austria
Xiamen Tungsten Co., Ltd.	Tungsten	China
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	China
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	China
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	China
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	China
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	China
H.C. Starck Tungsten GmbH	Tungsten	Germany
TANIOBIS Smelting GmbH & Co. KG	Tungsten	Germany
Masan High-Tech Materials	Tungsten	Viet Nam
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	China
Niagara Refining LLC	Tungsten	United States Of America
China Molybdenum Tungsten Co., Ltd.	Tungsten	China
Lianyou Metals Co., Ltd.	Tungsten	Taiwan, Province Of China
Cronimet Brasil Ltda	Tungsten	Brazil
Asia Tungsten Products Vietnam Ltd.	Tungsten	Viet Nam
Hubei Green Tungsten Co., Ltd.	Tungsten	China
Tungsten Vietnam Joint Stock Company	Tungsten	Viet Nam
Lianyou Resources Co., Ltd.	Tungsten	Taiwan, Province Of China
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	China
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	Viet Nam
Philippine Bonway Manufacturing Industrial Corporation	Tungsten	Philippines
Jing Yuan Tungsten Technology Co., Ltd.	Tungsten	Taiwan, Province Of China
S.P.T. spol.s r.o.	Tungsten	Czechia
Tungamoy Metals Inc.	Tungsten	Korea, Republic Of